Exhibit 99.1

Press Release

Investors:	Media:
Nancy Murphy	Michelle Kersch
(904) 854-8640	(904) 854-5043
nancy.murphy@lpsvcs.com	michelle.kersch@lpsvcs.com

Lender Processing Services Reports Second Quarter 2012 Earnings
Adjusted EPS of $0.76, up 36%, and free cash flow of $115 million, up 41% from prior year

JACKSONVILLE, Fla. - August 2, 2012 - Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced financial results for the second quarter of 2012.

Second Quarter Highlights

•	Revenue of $533.2 million, up 7% from prior year

•	GAAP operating loss of $22.8 million and net loss of $37.9 million or $0.45 per diluted share, reflecting an increase to legal and regulatory reserve of $1.19 per diluted share

•	Adjusted net earnings of $64.5 million, up 34% from prior year

•	Adjusted earnings per diluted share of $0.76, up 36% from prior year

•	Adjusted EBITDA margin of 27.3%, up 464 basis points from prior year

•	Adjusted free cash flow of $114.9 million, up 41% from prior year

“LPS' exceptional second quarter operating performance reflects the successful execution of our strategy to deliver superior technology-driven solutions to our customers,” said Hugh Harris, president and chief executive officer of LPS. “Today, LPS is an improved company with an ongoing commitment to achieve the Gold Standard for regulatory compliance in our industry and in support of our clients. We continue to move forward as a trusted provider of critical technology and business services for the mortgage industry.”

“We delivered operating results that exceeded our outlook while generating very strong free cash flow and further strengthening our balance sheet. Our adjusted EBITDA margin increased to 27%, up almost four percentage points sequentially,” said Tom Schilling, chief financial officer. “Strong performance in Origination Services, fueled by higher refinance volumes, and in Technology, Data and Analytics, combined with sequential improvement in Default Services, contributed to the positive quarter.”

Added Schilling, “We continue to make progress toward resolving legal and regulatory matters related to past practices including our settlement with the Missouri Attorney General announced today. This progress enabled us to further refine our legal and regulatory reserve, which was increased in the second quarter. Our significant cash flow and liquidity allow us to continue to execute our capital allocation strategy while addressing these estimated legal costs.”

Second quarter 2012 adjusted results exclude the impact of an increase to the legal and regulatory reserve of $144.5 million, or $1.19 per diluted share. Second quarter 2011 adjusted results exclude a charge of $0.28 per diluted share primarily related to asset impairment charges on discontinued operations as well as the impact of cost reduction initiatives. Adjusted net earnings also include an add-back for the after-tax impact of purchase price amortization totaling $0.02 per diluted share in the current quarter and $0.03 per diluted share in the second quarter of 2011.

Second quarter 2012 adjusted operating income increased 34.4% to $121.7 million, adjusted net earnings increased 34.3% to $64.5 million and adjusted earnings per diluted share increased 35.7% to $0.76, compared to the prior year quarter.

Net cash provided by operating activities for the second quarter of 2012 increased to $141.2 million from $111.7 million in the same period in the prior year. Adjusted free cash flow for the second quarter of 2012 increased to $114.9 million from $81.8 million in the prior year primarily due to higher net earnings. Adjusted free cash flow is defined as net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software.

During the quarter, the company reduced debt by $54.1 million, paid regular quarterly dividends of $8.5 million and ended the second quarter with cash of $138.5 million, up $34.8 million from the prior quarter.

Technology, Data and Analytics Segment (TD&A)

Revenue for the Technology, Data and Analytics segment increased to $186.1 million in the second quarter 2012 from $170.6 million in the prior year quarter. The 9.1% increase was primarily driven by increases in Servicing Technology from higher recurring revenue and data access fees, in Origination Technology resulting from increased refinance volumes, and in Default Technology due to the annualization of new customer implementations from 2011. Adjusted operating income increased to $57.9 million from $56.1 million in the second quarter of 2011, primarily as a result of higher income from Servicing and Default Technology partially offset by lower income from Data and Analytics.

Transaction Services Segment

Revenue for the Transaction Services segment increased 5.1% to $347.4 million from $330.6 million in the second quarter 2011. Origination Services revenue increased 42.4% to $150.7 million from the prior year quarter as a result of higher refinance origination volumes. Default Services revenue decreased 12.5% to $196.6 million from the prior year quarter primarily reflecting lower transaction volumes. Adjusted operating income increased 41.6% to $76.0 million from $53.7 million in the second quarter of 2011, while adjusted operating margin increased to 21.9% from 16.2% reflecting higher Origination Services revenue and favorable revenue mix resulting in improved operating leverage.

Corporate and Other

Adjusted net corporate expenses in the second quarter of 2012 decreased to $12.2 million from $19.2 million in the same period last year primarily as a result of legal-related expenses incurred in 2011 prior to establishing a loss contingency reserve for ongoing legal and regulatory matters.

Outlook

Based on the current environment, the company expects third quarter 2012 revenue to be in the range of $500 million to $520 million and adjusted net earnings per diluted share to be in the range of $0.68 to $0.72.

Earnings Conference Call and Webcast

LPS will host a conference call tomorrow at 10:00 a.m. ET with a live webcast on the Investor Relations section of its website at www.lpsvcs.com. Earnings information including this press release and supplemental material is available on the website. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the call will be available until August 10, 2012, by dialing 888-203-1112 (access code: 6080848).

About Lender Processing Services

Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation's top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS' servicing solutions include MSP, the industry's leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries.

LPS is headquartered in Jacksonville, Fla., and employs approximately 8,000 professionals. The company is ranked as the 877th largest American company in the Fortune 1000 in 2012. For more information, please visit www.lpsvcs.com.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “EBIT, as adjusted” or “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring and other charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Revenues	$533,207	$499,660	$1,039,228	$1,036,843
Expenses:
Operating expenses	387,713	386,480	775,189	770,958
Depreciation and amortization	23,778	22,627	48,022	45,623
Legal and regulatory charges	144,476	—	144,476	—
Exit costs, impairments and other charges	—	9,887	—	29,198
Total expenses	555,967	418,994	967,687	845,779
Operating income (loss)	(22,760)	80,666	71,541	191,064
Other income (expense):
Interest income	454	385	902	711
Interest expense	(16,455)	(13,819)	(32,857)	(27,975)
Other income, net	74	(60)	159	(46)
Total other income (expense)	(15,927)	(13,494)	(31,796)	(27,310)
Earnings (loss) from continuing operations before income taxes	(38,687)	67,172	39,745	163,754
Provision (benefit) for income taxes	(4,392)	24,706	24,863	61,408
Net earnings (loss) from continuing operations	(34,295)	42,466	14,882	102,346
Loss from discontinued operations, net of tax	(3,585)	(21,101)	(5,641)	(25,052)
Net earnings (loss)	$(37,880)	$21,365	$9,241	$77,294

Net earnings (loss) per share - diluted from continuing operations	$(0.41)	$0.50	$0.17	$1.18
Net loss per share - diluted from discontinued operations	(0.04)	(0.25)	(0.06)	(0.29)
Net earnings (loss) per share - diluted	$(0.45)	$0.25	$0.11	$0.89
Weighted average shares outstanding - diluted	84,578	85,812	84,680	86,968

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$138,491	$77,355
Trade receivables, net of allowance for doubtful accounts	308,353	345,048
Other receivables	5,832	1,423
Prepaid expenses and other current assets	35,135	33,004
Deferred income taxes	111,398	74,006
Total current assets	599,209	530,836

Property and equipment, net	116,356	121,245
Computer software, net	231,008	228,882
Other intangible assets, net	27,259	39,140
Goodwill	1,119,438	1,132,828
Other non-current assets	222,724	192,484
Total assets	$2,315,994	$2,245,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,500	$39,310
Trade accounts payable	39,411	43,105
Accrued salaries and benefits	79,263	64,383
Legal and regulatory reserve	203,064	78,483
Other accrued liabilities	174,651	168,627
Deferred revenues	50,939	64,078
Total current liabilities	549,828	457,986

Deferred revenues	25,142	34,737
Deferred income taxes, net	143,238	122,755
Long-term debt, net of current portion	1,075,125	1,109,850
Other non-current liabilities	34,932	32,099
Total liabilities	1,828,265	1,757,427

Stockholders' equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at June 30, 2012 and December 31, 2011	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at June 30, 2012 and December 31, 2011	10	10
Additional paid-in capital	249,741	250,533
Retained earnings	650,217	658,146
Accumulated other comprehensive loss	(2,693)	(1,783)
Treasury stock at cost; 12.8 million and 13.0 million shares at June 30, 2012 and December 31, 2011, respectively	(409,546)	(418,918)
Total stockholders' equity	487,729	487,988
Total liabilities and stockholders' equity	$2,315,994	$2,245,415

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net earnings	$9,241	$77,294
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48,889	49,435
Amortization of debt issuance costs	2,231	2,317
Asset impairment charges	3,688	31,855
Gain on sale of discontinued operation	(8,321)	—
Deferred income taxes, net	(15,415)	3,553
Stock-based compensation cost	12,348	18,866
Income tax effect of equity compensation	1,034	213
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	26,911	53,412
Other receivables	(2,296)	1,811
Prepaid expenses and other assets	(14,053)	(4,023)
Deferred revenues	7,752	(7,098)
Accounts payable, accrued liabilities and other liabilities	145,877	(748)
Net cash provided by operating activities	217,886	226,887

Cash flows from investing activities:
Additions to property and equipment	(11,989)	(19,261)
Additions to capitalized software	(37,988)	(33,967)
Purchases of investments, net of proceeds from sales	(8,728)	(9,390)
Acquisition of title plants and property records data	(22,613)	(10,352)
Acquisitions, net of cash acquired	—	(9,802)
Proceeds from sale of discontinued operations, net of cash distributed	18,706	—
Net cash used in investing activities	(62,612)	(82,772)

Cash flows from financing activities:
Borrowings	—	60,000
Debt service payments	(71,457)	(72,576)
Exercise of stock options and restricted stock vesting	(2,734)	(2,358)
Income tax effect of equity compensation	(1,034)	(213)
Dividends paid	(16,913)	(17,444)
Treasury stock repurchases	—	(136,878)
Bond Repurchases	—	(4,925)
Payment of contingent consideration related to acquisitions	(2,000)	—
Net cash used in financing activities	(94,138)	(174,394)

Net increase (decrease) in cash and cash equivalents	61,136	(30,279)
Cash and cash equivalents, beginning of period	77,355	52,287
Cash and cash equivalents, end of period	$138,491	$22,008

Supplemental disclosures of cash flow information:
Cash paid for interest	$29,378	$26,789
Cash paid for taxes	$21,589	$35,153

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		YEAR ENDED		QUARTER
		Q2-2012	Q2-2011 (1)	Q2-2012	Q1-2012	Q4-2011 (1)	Q3-2011 (1)	Q2-2011 (1)	Q1-2011 (1)
1.	Revenues - Continuing Operations
	Technology, Data and Analytics:
	Technology	$329,805	$303,919	$168,515	$161,290	$161,252	$156,414	$152,676	$151,243
	Servicing Technology	219,635	206,976	111,284	108,351	107,103	107,273	103,676	103,300
	Default Technology	65,627	58,351	34,051	31,576	33,752	28,185	29,201	29,150
	Origination Technology	44,543	38,592	23,180	21,363	20,397	20,956	19,799	18,793
	Data and Analytics	34,443	35,202	17,590	16,853	17,019	16,724	17,897	17,305
	Total	364,248	339,121	186,105	178,143	178,271	173,138	170,573	168,548
	Transaction Services:
	Origination Services	297,491	234,812	150,741	146,750	151,527	133,099	105,856	128,956
	Default Services	379,487	465,893	196,625	182,862	205,326	214,996	224,744	241,149
	Total	676,978	700,705	347,366	329,612	356,853	348,095	330,600	370,105
	Corporate	(1,998)	(2,983)	(264)	(1,734)	(1,292)	(1,796)	(1,513)	(1,470)
	Total Revenues	$1,039,228	$1,036,843	$533,207	$506,021	$533,832	$519,437	$499,660	$537,183

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Technology	8.5%	4.7%	10.4%	6.6%	4.6%	0.1%	2.7%	6.9%
	Servicing Technology	6.1%	2.9%	7.3%	4.9%	5.8%	4%	0.7%	5.3%
	Default Technology	12.5%	9.8%	16.6%	8.3%	1.9%	(14.7)%	15.1%	5%
	Origination Technology	15.4%	7.2%	17.1%	13.7%	3.4%	4.7%	(2.7)%	20.2%
	Data and Analytics	(2.2)%	(6.2)%	(1.7)%	(2.6)%	(13.7)%	(8.1)%	(3.9)%	(8.5)%
	Total	7.4%	3.5%	9.1%	5.7%	2.5%	(0.7)%	2.0%	5%
	Transaction Services:
	Origination Services	26.7%	(13.1)%	42.4%	13.8%	(15.5)%	(14.8)%	(19.5)%	(7.0)%
	Default Services	(18.5)%	(16.6)%	(12.5)%	(24.2)%	(23.0)%	(22.5)%	(20.4)%	(12.9)%
	Total	(3.4)%	(15.5)%	5.1%	(10.9)%	(20.0)%	(19.7)%	(20.1)%	(10.9)%
	Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
	Total Revenues	0.2%	(10.1)%	6.7%	(5.8)%	(13.6)%	(14.3)%	(13.7)%	(6.3)%

Revenue Growth from Sequential Period
Technology, Data and Analytics:
Technology	8.5%	4.7%	4.5%	—%	3.1%	2.4%	0.9%	(1.9)%
Servicing Technology	6.1%	2.9%	2.7%	1.2%	(0.2)%	3.5%	0.4%	2%
Default Technology	12.5%	9.8%	7.8%	(6.4)%	19.8%	(3.5)%	0.2%	(12)%
Origination Technology	15.4%	7.2%	8.5%	4.7%	(2.7)%	5.8%	5.4%	(4.8)%
Data and Analytics	(2.2)%	(6.2)%	4.4%	(1)%	1.8%	(6.6)%	3.4%	(12.3)%
Total	7.4%	3.5%	4.5%	(0.1)%	3%	1.5%	1.2%	(3.1)%
Transaction Services:
Origination Services	26.7%	(13.1)%	2.7%	(3.2)%	13.8%	25.7%	(17.9)%	(28.1)%
Default Services	(18.5)%	(16.6)%	7.5%	(10.9)%	(4.5)%	(4.3)%	(6.8)%	(9.6)%
Total	(3.4)%	(15.5)%	5.4%	(7.6)%	2.5%	5.3%	(10.7)%	(17.1)%
Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Total Revenues	0.2%	(10.1)%	5.4%	(5.2)%	2.8%	4.0%	(7.0)%	(13.1)%

Notes:
(1) 2011 revenues have been reclassified to conform to the current year presentation.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		QUARTER (1)		QUARTER (1)						YEAR ENDED
		Q2-2012	Q2-2011	Q2-2012	Q1-2012	Q4-2011	Q3- 2011	Q2-2011	Q1 - 2011	12/31/2011
1.	Operating Results - Continuing Operations
	Consolidated
	Revenues	$1,039,228	$1,036,843	$533,207	$506,021	$533,832	$519,437	$499,660	$537,183	$2,090,112
	Operating Income (Loss), as reported	71,541	191,064	(22,760)	94,301	4,926	94,192	80,666	110,398	290,182
	Adjustments:
	Legal and Regulatory Charge (1)	144,476	—	144,476	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (2)	—	29,198	—	—	27,714	—	9,887	19,311	56,912
	Operating Income, as adjusted	216,017	220,262	121,716	94,301	111,124	94,192	90,553	129,709	425,578
	Depreciation and Amortization	48,022	45,623	23,778	24,244	23,931	20,822	22,627	22,996	90,376
	EBITDA, as adjusted	$264,039	$265,885	$145,494	$118,545	$135,055	$115,014	$113,180	$152,705	$515,954
	Operating Margin, as adjusted	20.8%	21.2%	22.8%	18.6%	20.8%	18.1%	18.1%	24.1%	20.4%
	EBITDA Margin, as adjusted	25.4%	25.6%	27.3%	23.4%	25.3%	22.1%	22.7%	28.4%	24.7%
	Technology, Data and Analytics
	Revenues	$364,248	$339,121	$186,105	$178,143	$178,271	$173,138	$170,573	$168,548	$690,530
	Operating Income, as reported	111,867	103,848	57,901	53,966	51,341	58,715	49,526	54,322	213,904
	Adjustments:
	Exit costs, Impairments and Other Charges (2)	—	8,887	—	—	7,971	—	6,585	2,302	16,858
	Operating Income, as adjusted	111,867	112,735	57,901	53,966	59,312	58,715	56,111	56,624	230,762
	Depreciation and Amortization	36,620	34,114	18,036	18,584	18,105	15,120	16,881	17,233	67,339
	EBITDA, as adjusted	$148,487	$146,849	$75,937	$72,550	$77,417	$73,835	$72,992	$73,857	$298,101
	Operating Margin, as adjusted	30.7%	33.2%	31.1%	30.3%	33.3%	33.9%	32.9%	33.6%	33.4%
	EBITDA Margin, as adjusted	40.8%	43.3%	40.8%	40.7%	43.4%	42.6%	42.8%	43.8%	43.2%
	Transaction Services
	Revenues	$676,978	$700,705	$347,366	$329,612	$356,853	$348,095	$330,600	$370,105	$1,405,653
	Operating Income, as reported	127,464	133,743	76,010	51,454	70,752	55,824	52,610	81,133	260,319
	Adjustments:
	Exit costs, Impairments and Other Charges (2)	—	4,052	—	—	(236)	—	1,074	2,978	3,816

	Operating Income, as adjusted	127,464	137,795	76,010	51,454	70,516	55,824	53,684	84,111	264,135
	Depreciation and Amortization	9,386	9,258	4,694	4,692	4,850	4,726	4,650	4,608	18,834
	EBITDA, as adjusted	$136,850	$147,053	$80,704	$56,146	$75,366	$60,550	$58,334	$88,719	$282,969
	Operating Margin, as adjusted	18.8%	19.7%	21.9%	15.6%	19.8%	16.0%	16.2%	22.7%	18.8%
	EBITDA Margin, as adjusted	20.2%	21.0%	23.2%	17.0%	21.1%	17.4%	17.6%	24.0%	20.1%
	Corporate and Other
	Revenues	$(1,998)	$(2,983)	$(264)	$(1,734)	$(1,292)	$(1,796)	$(1,513)	$(1,470)	$(6,071)
	Operating Loss, as reported	(167,790)	(46,527)	(156,671)	(11,119)	(117,167)	(20,347)	(21,470)	(25,057)	(184,041)
	Adjustments:
	Legal and Regulatory Charge (1)	144,476	—	144,476	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (2)	—	16,259	—	—	19,979	—	2,228	14,031	36,238
	Operating Loss, as adjusted	(23,314)	(30,268)	(12,195)	(11,119)	(18,704)	(20,347)	(19,242)	(11,026)	(69,319)
	Depreciation and Amortization	2,016	2,251	1,048	968	976	976	1,096	1,155	4,203
	EBITDA, as adjusted	$(21,298)	$(28,017)	$(11,147)	$(10,151)	$(17,728)	$(19,371)	$(18,146)	$(9,871)	$(65,116)
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$9,241	$77,294	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments - Continuing Operations:
	Legal and Regulatory Charge (1)	100,624	—	100,624	—	53,086	—	—	—	53,086
	Exit costs, Impairments and Other Charges (2)	—	18,177	—	—	16,822	—	6,204	11,973	34,999
	Total EBIT Adjustments to Continuing Operations	100,624	18,177	100,624	—	69,908	—	6,204	11,973	88,085
	Adjustments - Discontinued Operations:
	Impairment and Restructuring Charges, net	—	17,797	—	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net	—	—	—	—	(928)	1,486	—	—	558
	Total Adjustments to Discontinued Operations	—	17,797	—	—	15,526	1,486	17,759	38	34,809
	Adjustments - Non-operating:
	Write-off of Debt Issuance Costs, net (3)	—	—	—	—	—	4,978	—	—	4,978
	Prior Year Tax Benefit	—	—	—	—	(6,458)	—	—	—	(6,458)
	Total Non-operating Adjustments	—	—	—	—	(6,458)	4,978	—	—	(1,480)
	Net Earnings, as adjusted	109,865	113,268	62,744	47,121	57,775	46,914	45,328	67,940	217,957
	Purchase Price Amortization, net (4)	4,154	5,802	1,733	2,421	2,655	2,495	2,674	3,128	10,952
	Adjusted Net Earnings	$114,019	$119,070	$64,477	$49,542	$60,430	$49,409	$48,002	$71,068	$228,909
	Adjusted Net Earnings Per Diluted Share	$1.35	$1.37	$0.76	$0.59	$0.72	$0.59	$0.56	$0.81	$2.68
	Diluted Weighted Average Shares	84,680	86,968	84,578	84,567	84,430	84,415	85,812	88,134	85,685

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$9,241	$77,294	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments:
	Cash Related Restructuring Costs, net	15,688	9,372	13,335	2,353	(3,302)	2,107	5,220	4,152	8,177
	Net Earnings (Loss), as adjusted	24,929	86,666	(24,545)	49,474	(24,503)	42,557	26,585	60,081	104,720
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	44,454	106,239	7,022	37,432	62,763	50,508	61,260	44,979	219,510
	Working capital adjustments	164,191	43,354	158,693	5,498	106,696	11,756	23,822	19,532	161,806
	Net cash provided by operating activities	233,574	236,259	141,170	92,404	144,956	104,821	111,667	124,592	486,036
	Capital expenditures included in investing activities	(49,977)	(53,228)	(26,258)	(23,719)	(23,408)	(28,243)	(29,907)	(23,321)	(104,879)
	Adjusted Net Free Cash Flow	$183,597	$183,031	$114,912	$68,685	$121,548	$76,578	$81,760	$101,271	$381,157
4.	Discontinued Operations - Reconciliation
	Net Loss, as reported	$(5,641)	$(25,052)	$(3,585)	$(2,056)	$(17,017)	$(4,194)	$(21,101)	$(3,951)	$(46,263)
	Adjustments:
	Impairment and Restructuring Charges, net (5)	—	17,797	—	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net (6)	—	—	—	—	(928)	1,486	—	—	558
	Net Loss, as adjusted	(5,641)	(7,255)	(3,585)	(2,056)	(1,491)	(2,708)	(3,342)	(3,913)	(11,454)
	Purchase Price Amortization, net (4)	152	534	38	114	201	122	272	262	857
	Adjusted Net Loss	$(5,489)	$(6,721)	$(3,547)	$(1,942)	$(1,290)	$(2,586)	$(3,070)	$(3,651)	$(10,597)
	Adjusted Net Loss Per Diluted Share	$(0.06)	$(0.08)	$(0.04)	$(0.02)	$(0.02)	$(0.03)	$(0.04)	$(0.04)	$(0.13)
	Diluted Weighted Average Shares	84,680	86,968	84,578	84,567	84,430	84,415	85,812	88,134	85,685

Notes:

(1) During Q4-2011 and Q2-2012, we recognized pre-tax legal and regulatory contingency accruals of $78.5 million and $144.5 million ($53.1 million and $100.6 million, net of tax), respectively, for estimated settlement and third-party legal expenses related to various ongoing legal and regulatory matters.

(2) Includes the impact of various severance, asset impairment and restructuring charges. Severance charges reflect the departure of certain executives including our former chief executive officer, co-chief operating officer and chief financial officer, as well as the impact of other personnel restructuring programs. In connection with these initiatives, during 2011, we recorded severance charges, including equity acceleration, of $33.4 million ($20.6 million net of tax). Asset impairment and restructuring charges, which totaled $23.5 million during 2011 ($14.4 million net of tax) primarily reflects the write-down of various assets as well as provisions for operating lease impairments.

(3) During 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities.

(4) Purchase price amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(5) Fiscal 2011 reflects charges totaling $57.0 million ($34.3 million net of tax) relating to severance accruals and the write-down of net assets for businesses that have been classified as discontinued operations.

(6) Fiscal 2011 reflects the (gain) or loss, net of tax, included in "Total Other Income (Expense)" above, recognized upon the disposition of business units that have been sold or shutdown.